UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street

Bellevue, Washington

(Address of principal executive offices)

98006-1350

(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TMUS	The NASDAQ Stock Market LLC
3.550% Senior Notes due 2029	TMUS29	The NASDAQ Stock Market LLC
3.700% Senior Notes due 2032	TMUS32	The NASDAQ Stock Market LLC
3.150% Senior Notes due 2032	TMUS32A	The NASDAQ Stock Market LLC
3.200% Senior Notes due 2032	TMUS32B	The NASDAQ Stock Market LLC
3.625% Senior Notes due 2035	TMUS35	The NASDAQ Stock Market LLC
3.850% Senior Notes due 2036	TMUS36	The NASDAQ Stock Market LLC
3.500% Senior Notes due 2037	TMUS37	The NASDAQ Stock Market LLC
3.900% Senior Notes due 2038	TMUS38	The NASDAQ Stock Market LLC
3.800% Senior Notes due 2045	TMUS45	The NASDAQ Stock Market LLC
6.250% Senior Notes due 2069	TMUSL	The NASDAQ Stock Market LLC
5.500% Senior Notes due March 2070	TMUSZ	The NASDAQ Stock Market LLC
5.500% Senior Notes due June 2070	TMUSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2026, G. Michael Sievert notified the Board of Directors (the “Board”) of T-Mobile US, Inc. (the “Company”) of his decision to resign from the Board and its Transaction Committee, effective November 1, 2026. The effective date of Mr. Sievert’s resignation is concurrent with the expiration of the Amendment, dated September 19, 2025, to the Amended and Restated Employment Agreement, dated March 9, 2023, between the Company and Mr. Sievert. Effective November 1, 2026, Mr. Sievert will also cease to serve as Vice Chair of the Board and the Company.

Mr. Sievert’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

October 28, 2026	/s/ Peter Osvaldik
Name: Peter Osvaldik Title: Chief Financial Officer